SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): July 9, 2002



                         WYMAN PARK BANCORPORATION, INC.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                     0-23345                 52-2068893
           --------                     -------                 ----------
 (State or Other Jurisdiction         (Commission            (I.R.S. Employer
       of Incorporation)               File Number)         Identification No.)

                11 West Ridgely Road, Lutherville, Maryland 21093
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                    (Address of principal executive offices)


                                 (410) 252-6450
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               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)


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Item 5. Other Events.
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     On  July 9,  2002,  the  Registrant,  Wyman  Park  Federal  Savings  & Loan
Association,  a federally-chartered  savings and loan association ("Wyman Park")
and   wholly-owned   subsidiary  of  the   Registrant,   and  Bradford  Bank,  a
federally-chartered savings bank ("Bradford"), entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which Bradford will acquire the Registrant and thereafter merge the Registrant and Wyman Park with and into Bradford, with Bradford surviving the merger.

     The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, the holders of the Registrant's common stock will receive $14.55 in cash for each share of Registrant's common stock owned (other than shares to which dissenters' rights have been asserted in accordance with Delaware law). Bradford also will pay $14.55, less the respective exercise price, for each outstanding stock option to purchase the Registrant's common stock. The aggregate purchase price to be paid by Bradford for all of the outstanding shares and options to purchase the Registrant's common stock is approximately $13.5 million.

     Consummation of the Merger is expected to occur in the fourth quarter of the calendar year 2002, pending the approval of the stockholders of the Registrant and the receipt of all required regulatory approvals, as well as satisfaction of other customary closing conditions.

     The Agreement and the press release issued by the Registrant and Bradford on July 9, 2002 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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 (a) - (b) Not applicable.

       (c) The following exhibits are filed as part of this report.

           Exhibit 2 Agreement and Plan of Merger, dated July 9, 2002, by and among Bradford Bank, Wyman Park Bancorporation, Inc. and Wyman Park Federal Savings & Loan Association.

           Exhibit 99.1 Press release dated July 9, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                    WYMAN PARK BANCORPORATION, INC.


Date:  July 9, 2002                 By:  /s/ Ernest A. Moretti
                                         -----------------------------------
                                         Ernest A. Moretti
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)